UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2010

Plumas Bancorp
 (Exact name of registrant as specified in its charter)

California	000-49883	95-3520374
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 S. Lindan Avenue, Quincy, CA	95971
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (530) 283-7305

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
At the Annual Meeting of Shareholders of Plumas Bancorp held on May 19, 2010, the shareholders voted on (i) the election of eight director nominees (Proposal 1) and (ii) for the approval of non-binding advisory vote on executive compensation (Proposal 2). These matters were submitted to a vote through the solicitation of proxies. The results of the votes are set forth below:
Proposal #1: Election of Directors
On the proposal to elect Directors of Plumas Bancorp, the Board of Director’s nominees were elected as Directors of Plumas Bancorp until the 2011 Annual Meeting of Shareholders and until their successors are duly elected and qualified. The voting results were as follows:

		Votes Withheld or
Nominee	Votes For Nominee	Against Nominee	Abstentions	Broker Non-Votes
Alvin G. Blickenstaff	1,568,417	128,135	n/a	1,852,511
William E. Elliott	1,574,768	121,784	n/a	1,852,511
Gerald W. Fletcher	1,566,583	129,969	n/a	1,852,511
John Flournoy	1,568,249	128,303	n/a	1,852,511
Arthur C. Grohs	1,561,188	135,364	n/a	1,852,511
Terrance J. Reeson	1,563,120	133,432	n/a	1,852,511
Robert J. McClintock	1,568,549	128,003	n/a	1,852,511
Daniel E. West	1,568,549	128,003	n/a	1,852,511
Proposal #2: Non-Binding Advisory Vote on Executive Compensation
On the proposal for the approval of non-binding advisory vote on executive compensation the voting results were as follows:

For	Against	Abstain
3,391,165	70,237	120,263
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Plumas Bancorp (Registrant)
May 20, 2010	By:	/s/ Richard L. Belstock
		Name:	Richard L. Belstock
		Title:	Interim Chief Financial Officer